Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

Board of Directors
CommercePlanet, Inc.
Goleta, California

We consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our Report of Independent Public Accounting Firm, dated February 28, 2007 with respect to the consolidated financial statements of CommercePlanet, Inc. for the year ended December 31, 2006.  We also consent to the reference of our firm under the caption “Experts.”

/s/ Jaspers + Hall, PC
Jaspers + Hall PC

May 8, 2007
Denver, Colorado